                                                                    Exhibit 10.6


                                TABLE OF CONTENTS

                                      LEASE

                            RIDILLA-DELMONT, LANDLORD

                    ADVANCED METALLURGY INCORPORATED, TENANT

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ARTICLE 1.     DEMISE, DESCRIPTION, USE AND TERM

      Section 1.01.     Demised and Description.............................       2
      Section 1.02.     Use.................................................       2
      Section 1.03.     Term................................................       2

ARTICLE 2.     RENT, COMMENCEMENT DATE, TERMINATION DATE AND POSSESSION PRIOR
               TO COMMENCEMENT DATE

      Section 2.01.     Rent For Leased Premises During Term................       2
      Section 2.02.     Commencement Date and Termination Date..............       3
      Section 2.03.     Possession Prior to Commencement Date...............       3

ARTICLE 3.     LANDLORD'S WARRANTIES, CONDITiON OF LEASED PREMISES, TENANT'S
               CONSTRUCTION

      Section 3.01.     Landlord's Warranty.................................       3
      Section 3.02.     Condition of Leased Premises........................       3
      Section 3.03.     Agreement as to Condition...........................       4
      Section 3.04.     Tenant's Construction...............................       4
      Section 3.05.     Conditions to Tenant's Construction.................       4
      Section 3.06.     Responsibility for Payment..........................       5
      Section 3.07.     Continuing Covenant.................................       6
      Section 3.08.     No Mechanics' Lien Permitted........................       6

ARTICLE 4.     TAXES AND ASSESSMENTS

      Section 4.01.     Payment by Tenant...................................       6
      Section 4.02.     Hold Harmless.......................................       7
      Section 4.03.     Proration of Taxes for First Year and Last Year of
                        Term................................................       7
      Section 4.04.     Time and Method of Payment..........................       7
      Section 4.05.     Payment by Landlord on Tenant's Default.............       8
      Section 4.06.     Right to Contest, Levy, Assessment or Charge........       8

ARTICLE 5.     INSURANCE AND FIRE LOSS

      Section 5.01.     Tenant's Obligation.................................       9
      Section 5.02.     Additional Insured..................................       9
      Section 5.03.     Proof of Coverage...................................      10
      Section 5.04.     Protection Against Cancellation.....................      10
      Section 5.05.     Proceeds............................................      10
      Section 5.06.     Fire and Casualty Damage............................      11
      Section 5.07.     Tenant's Property...................................      13

ARTICLE 6.     UTILITIES

      Section 6.01.     Tenant's Responsibility.............................      13

ARTICLE 7.     WASTE AND NUISANCE

      Section 7.01.     Tenant's Responsibility.............................      14
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ARTICLE 8.     MAINTENANCE AND REPAIRS; INDEMNITY AND HOLD HARMLESS FROM
               HAZARDOUS WASTE

      Section 8.01.     Landlord's Responsibility...........................      14
      Section 8.02.     Tenant's Responsibility.............................      14
      Section 8.03.     Parking Area........................................      15
      Section 8.04.     Failure to Repair, Right to Cure....................      15
      Section 8.05.     Indemnity and Hold Harmless from Hazardous Waste....      16

ARTICLE 9.     ALTERATIONS, IMPROVEMENTS AND FIXTURES

      Section 9.01.     Trade Fixtures and Equipment........................      17
      Section 9.02.     Non-Trade Fixtures..................................      18
      Section 9.03.     Landlord's Waiver...................................      19
      Section 9.04.     Removal on Termination..............................      19

ARTICLE 10.    QUIET POSSESSION

      Section 10.01.    Covenant of Quiet Possession........................      20
      Section 10.02.    Subordination, Attornment and Non-Disturbance.......      20

ARTICLE 11.    TERMINATION, SURRENDER OF PREMISES AND HOLDING OVER

      Section 11.01.    Termination.........................................      21
      Section 11.02.    Surrender and Removal of Property...................      21

ARTICLE 12.    CONDEMNATION

      Section 12.01.    All of Premises.....................................      22
      Section 12.02.    Partial.............................................      22
      Section 12.03.    Damages.............................................      23

ARTICLE 13.    DEFAULTS AND REMEDIES

      Section 13.01.    Penalty for Delayed Payment.........................      23
      Section 13.02.    Default by Tenant...................................      24

ARTICLE 14.    INSPECTION BY LANDLORD

      Section 14.01.    Right of Inspection.................................      26

ARTICLE 15.    ADDITIONAL TENANT COVENANTS:

      Section 15.01.    Use of Leased Premises..............................      26
      Section 15.02.    No Nuisance.........................................      27
      Section 15.03.    Signs...............................................      28
      Section 15.04.    Continuing Covenants................................      28

ARTICLE 16.    ASSIGNMENT AND SUBLEASE

      Section 16.01.    Assignment and Subletting by Tenant.................      28
      Section 16.02.    Assignment by Landlord..............................      29

ARTICLE 17.    MISCELLANEOUS PROVISIONS

      Section 17.01.    Notices and Addresses...............................      29
      Section 17.02.    Reporting Requirement - Annual Reports..............      29
      Section 17.03.    Parties Bound.......................................      30
      Section 17.04.    Applicable Law......................................      30
      Section 17.05.    Legal Construction..................................      30
      Section 17.06.    Amendment...........................................      30
      Section 17.07.    Rights and Remedies Cumulative......................      30
      Section 17.08.    Waiver of Default...................................      30
      Section 17.09.    Time of Essence.....................................      30
      Section 17.10.    No Brokerage Commission.............................      31
      Section 17.11.    Security Guaranty...................................      31

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      Section 17.12.    Nonrecordability....................................      31



EXHIBIT LIST



    EXHIBIT "A" - Description



    EXHIBIT "B" - Letter dated October 7, 1991 from Municipality of Murrysville



    EXHIBIT "C" - Guaranty and Suretyship Agreement



    EXHIBIT "D" - Memorandum of Lease

                                 LEASE AGREEMENT

            THIS AGREEMENT OF LEASE, made and entered into this 15th day of October, 1991, at Latrobe, Pennsylvania, by and between RIDILLA-DELMONT, a Pennsylvania Limited Partnership, having its principal office and place of business at P.O. Box 472, Latrobe, Pennsylvania 15650 (hereinafter "Landlord"),

                                    A


                                        N


                                               D

ADVANCED METALLURGY INCORPORATED, a Corporation, having an office and place of business at 1028 East Smithfield Street, P.O. Box 91, McKeesport, Pennsylvania 15135-0091, and having an additional office in the Commonwealth of Pennsylvania (after the Commencement Date of this Lease) at Murray Corporate Park, Murrysville, Pennsylvania 15668 (hereinafter called ("Tenant").

            WHEREAS, Landlord owns a certain lot or parcel of land (hereinafter "Land") situate in Municipality of Murrysville, Westmoreland County, Pennsylvania, being more particularly described in Exhibit "A," attached hereto and made a part hereof; and

            WHEREAS, Landlord has erected a building on the land containing 115,270 square feet more or less, comprised of warehouse and office space (together hereinafter "Building") together with parking facilities, driveways and other improvements to support the use of the Building (hereinafter "support Facilities"); and

            WHEREAS, by these presents and this Lease Agreement (hereinafter "Lease") Landlord intends to lease to Tenant and Tenant intends to lease from Landlord the Land, Building and Support Facilities (together hereinafter "Leased Premises") in accordance with the terms and conditions hereinafter set forth;

            NOW, THEREFORE, Landlord, for and in consideration of the rents, covenants and agreements hereinafter contained on the part of the Tenant to be paid, kept and performed does hereby lease and demise unto the Tenant and

Tenant hereby takes and rents from Landlord the Leased Premises under the following terms and conditions:

                  ARTICLE 1. DEMISE, DESCRIPTION, USE AND TERM

            SECTION 1.01. DEMISE AND DESCRIPTION: Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Leased Premises, as heretofore defined herein.

            SECTION 1.02. USE: The Leased Premises shall be used by Tenant only in accordance with those uses set forth hereafter in Article 15, and for no other purpose.

            SECTION 1.03. TERM: The Term of the Lease shall be ten (l0) years (hereinafter "Term") starting on the Commencement Date as defined hereafter at
Section 2.02 and terminating on the Termination Date as defined hereafter at
Section 2.02.

    ARTICLE 2. RENT, COMMENCEMENT DATE, TERMINATION DATE AND POSSESSION PRIOR
                              TO COMMENCEMENT DATE

            SECTION 2.01. RENT FOR LEASED PREMISES DURING TERM: Tenant agrees to pay and shall pay Landlord at P. O. Box 472, Latrobe, Pennsylvania, or such other place as Landlord shall designate from time to time in writing, as Rent for the Leased Premises during the Term the total rent of $4,092,085.20, which sum shall be payable without demand in equal monthly installments each in advance on the first day of each calendar month starting with the Commencement Date and continuing throughout the Term, as follows:

            A. For the first month through the sixtieth month, the total rent of $1,988,407.80 (calculated on an annualized basis of $3.45 per square foot), payable in monthly installments of $33,140.13.

            B. For the sixty-first month through the one hundred twentieth month, the total rent of $2,103,677.40, (calculated on an annualized basis of $3.65 per square foot), payable in monthly installments of $35,061.29.

            SECTION 2.02. COMMENCEMENT DATE AND TERMINATION DATE: The Commencement Date (hereinafter "Commencement Date") shall be 12:01 A.M. on November 1, 1991, and the Termination Date (hereinafter "Termination Date") shall be 11:59 P.M. on October 31, 2001.

            SECTION 2.03. POSSESSION PRIOR TO COMMENCEMENT DATE: Tenant shall be entitled to possession prior to the Commencement Date listed above for purpose of commencing Tenant's construction responsibilities as are hereinafter set forth in Article 3.

    ARTICLE 3. LANDLORD'S WARRANTIES, CONDITION OF LEASED PREMISES, TENANT'S
                                  CONSTRUCTION

            SECTION 3.01. LANDLORD'S WARRANTY: Landlord warrants as follows:

            A. Zoning Compliance - That as of the date hereof, the Leased Premises are zoned M-1, and, the proposed use as represented by Tenant is a permitted use in the M-1 zone, all as set forth in letter dated October 7, 1991, as issued by the Municipality of Murrysville, a copy of which is attached as Exhibit "B".

            B. Construction in Accordance with Plans and Specifications - Landlord warrants that the Building and Support Facilities, including the parking area have been constructed in accordance with the Plans and Specifications, a full and complete copy of which have previously been delivered by Landlord unto Tenant.

            C. No Major Structural Defects - As of the date of this Lease, neither the Building nor the Support Facilities have any major structural defects.

            SECTION 3.02. CONDITION OF LEASED PREMISES: Other than the warranty of Landlord listed above in Section 3.01, Tenant agrees and admits that no representation as to the condition or repair of the Leased Premises has been made by the Landlord or any agent of the Landlord; and likewise agrees and admits that no agreement or promise to remodel, alter, repair or improve the Leased Premises including all equipment and appurtenances thereon either before or after the execution of this Lease, it has been made by Landlord or any agent of Landlord.

            SECTION 3.03. AGREEMENT AS TO CONDITION: Landlord and Tenant further agree that a written document shall be executed by each of them after the date of this Lease, which written document shall reference the actual condition of the Leased Premises, and which shall be determative and conclusive as to the condition of the Leased Premises as of the date of this Lease, and shall determine that condition of the Leased Premises that Tenant will be obligated to restore the Leased Premises to as of the Termination Date.

            SECTION 3.04. TENANTS CONSTRUCTION: Tenant shall be responsible for all remodeling, retrofitting, construction, fabrication or installation of (a) all Tenant improvements required by Tenant to permit; permit Tenant to use the Leased Premises for those purposes otherwise permitted herein as listed in
Article 15; (b) the fixturing and equipping of the Leased Premises in accordance with Tenant's standards; (c) all Building signs, letters and logos; (d) the construction and installation of any and all manufacturing or other equipment; and (e) any and all maintenance and remodeling undertaken by Tenant after the Commencement Date and throughout the Term.

            SECTION 3.05. CONDITIONS TO TENANT'S CONSTRUCTION: Notwithstanding the provisions of Section 3.04 above, prior to Tenant's undertaking any of the construction, installation or fabrication permitted under Section 3.04, Tenant shall submit plans and specifications to Landlord for Landlord's approval in accordance with the provisions of the last paragraph of this Section 3.05, and shall also use its best efforts to accomplish the following: (a) obtain all permits from any federal, state or local municipality, agency or regulatory body having jurisdiction over the

Leased Premises, or the operation of Tenant's business on the Leased Premises, and submit evidence of the obtaining of such permits unto Landlord; and (b) supply Landlord with written evidence that Tenant's construction and the proposed use to be made by Tenant of the Leased Premises is in full compliance with any and all ordinances, rules and regulations in effect in the Municipality of Murrysville as the same relate to matters of zoning, subdivision (if applicable), building or remodeling permits, sanitary and other municipal waste, hazardous waste (if applicable), surface water run off (if applicable), emissions into the atmosphere of any nature, or any other matters pertaining to Tenant's use of the Leased Premises or any environmental impact resulting therefrom. In the event Tenant requests Landlord to join in any permit application by reason of Landlord's ownership of the Leased Premises, the Landlord agrees to do so, provided that the responsibility for obtaining such permits shall remain with Tenant, and Tenant shall hold harmless Landlord from any and all costs or liability resulting from Landlord's cooperation hereunder.

             As set forth heretofore, prior to the commencement of any Tenant improvements, Tenant shall submit plans and specifications for such improvements to Landlord which shall be made part of Landlord's permanent records. No Tenant improvements may be commenced on the Leased Premises until Tenant has received Landlord's approval, which approval shall not be unreasonably withheld, but may be withheld in the event that the submitted plans are not in accordance with recognized standards in the construction industry (whether or not such standards are legally binding in the Municipality of Murrysville).

            SECTION 3.06. RESPONSIBILITY FOR PAYMENT: Tenant shall be responsible for payment of any and all municipal or other fees incurred by Tenant for any permits required by Tenant for either Tenant's construction or Tenant's uses of the Leased Premises; as set forth in Article 15 hereafter;

and which permits shall be acquired by Tenant in accordance with all local, state or federal rules and regulations concerning the issuance and payment thereof; and Tenant shall pay such fees as are required for any permits in a timely matter, together with any other monetary obligations resulting from Tenant's construction or Tenant's occupancy. In this regard, Tenant shall hold harmless and indemnify Landlord from any and all legal responsibility concerning the issuance of such permits, and which indemnification shall extend to any and all attorneys or other fees incurred by Landlord in defending any suit brought on account thereof.

            SECTION 3.07. CONTINUING COVENANT: The obligations of Tenant hereunder shall be binding for the initial construction contemplated by Tenant hereunder, and shall constitute continuing covenants and obligations for any additional construction undertaken by Tenant on the Leased Premises throughout the Term.

            SECTION 3.08. NO MECHANICS' LIEN PERMITTED: Tenant shall not do or suffer anything to be done whereby the Leased Premises may be encumbered by a Mechanics' Lien, and shall, whenever and as often as any Mechanics' Lien is filed against the Leased Premises purporting to be for labor or material furnished or to be furnished to Tenant, discharge the same of record within thirty (30) days after the date of filing. Notice is hereby given that Landlord shall not he liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no Mechanic's, or other lien or any such Labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Leased Premises.

                        ARTICLE 4. TAXES AND ASSESSMENTS

            SECTION 4.01. PAYMENT BY TENANT: Throughout the Term, Tenant shall be responsible for and discharge all real estate taxes, general and special assessments which may be levied on or assessed against the Leased

Premises and all improvements and other property located thereon, whether belonging to Tenant or Landlord, and to which either of them may become liable in relation thereto. Notwithstanding anything to the contrary contained in the preceding sentence, any assessments for Municipal improvements shall be pro rated between the Landlord and Tenant based on the useful life of the improvement (with Tenant's responsibility to include the Term remaining at the time of the assessment); together with any taxes (other than Pennsylvania and Federal Income Taxes) which may be levied against the receipts by Landlord of any payments due from Tenant hereunder, or which otherwise result from Landlord's ownership of the Leased Premises.

            SECTION 4.02. HOLD HARMLESS: Tenant agrees to and shall protect and hold harmless Landlord and the Leased Premises from liability for any and all assessments and charges for which it is otherwise liable, together with any interest, penalties or other sums thereby imposed, and from any sale or other proceedings to enforce payment thereof.

            SECTION 4.03. PRORATION OF TAXES FOR FIRST YEAR AND LAST YEAR OF
TERM: Tenant's obligation to pay for taxes shall commence on the Commencement Date, and Tenant shall be responsible for two-twelfths (2/12ths) of the total taxes levied for 1991. The taxes for the last year of the term shall be prorated between Landlord and Tenant on the basis of the ratio between the time the Leased Premises are leased to Tenant and the time the Leased Premises are not so leased. Such proration shall be on a calendar year basis, whatever the fiscal year of the taxing agency which levies the tax.

            SECTION 4.04. TIME AND METHOD OF PAYMENT: Tenant's share of the 1991 taxes shall be due and payable on the Commencement Date. Thereafter, upon receipt of any tax bill, Landlord shall immediately forward a copy of the same to Tenant, which shall cause a check or checks to be issued to Landlord for payment of the tax at the discounted rate, and shall forward the payment of the same to Landlord in sufficient time that Landlord can then pay the taxes at the discounted rate set forth in the bill. After payment of the same, Landlord shall forward to Tenant a copy of the receipted tax bill.

            SECTION 4.05. PAYMENT BY LANDLORD ON TENANT'S DEFAULT: If Tenant fails to pay such taxes, assessments or charges or fails to give written notice of any payment thereof as herein provided, Landlord may at its option and any time after such taxes become due, after notice to Tenant, pay such taxes, assessments or charges together with all penalties and interest which may have been added because of Tenants delinquency or default, and may likewise redeem the Leased Premises or any part thereof, or the Building or improvements situate thereon, from a tax sale or sales. Any such amount so paid by Landlord shall become immediately due and payable as additional rent by Tenant to Landlord, together with interest thereon at the Prime Interest Rate published in the Wall Street Journal from time to time from the date of payment by Landlord until paid by Tenant. Any such payment by Landlord shall not be deemed to be a waiver of any other rights which Landlord may have under the provisions of this Lease or as provided by law.

            SECTION 4.06. RIGHT TO CONTEST, LEVY, ASSESSMENT OR CHARGE: Tenant shall have the privilege, acting in the name of the Landlord, but at the sole cost and expense of Tenant, before delinquency occurs, of protesting, contesting, objecting to, or opposing the legality or amount of any such assessments or public charges to be paid by Tenant hereunder. If Tenant shall, in good faith, deem the same to be illegal or excessive, and in the event of any such contest, it may to the extent provided by law defer payment of any such assessment or charge so long as the legality or the amount is contested in good faith; provided, however, that if at any time payment of the whole or any part thereof shall become necessary in order to prevent the termination, by sale or otherwise, of the right of redemption of any property affected thereby, or to prevent eviction of either Landlord or

Tenant because of nonpayment thereof, Tenant shall pay the same in order to prevent such termination of the right of redemption or such eviction.

                       ARTICLE 5. INSURANCE AND FIRE LOSS

            SECTION 5.01. TENANT'S OBLIGATION: Tenant agrees to and shall, prior to the date that Tenant takes occupancy, secure from a good and responsible company or companies licensed to do business in the Commonwealth of Pennsylvania and which has a minimum rating of A, as rated by Best's Rating Service, and maintain during the Term and the Extended Term, the following insurance coverage:

            A. Fire and extended coverage insurance in an amount not less than $3,500,000.00, with said amount to be increased at the lesser of (a) three (3) percent per annum, or (b) that rate of increase published by the insurance companies in Allegheny County as the recommended incremental increase for properties of like kind; with the increase to become effective on an annual basis commencing with the year following the third (3rd) anniversary of the Commencement Date and continuing throughout the Term. The coverage shall be in addition to any insurance Tenant maintains on its own property in the Leased Premises.

            B. Public liability insurance in the minimum amount of $5,000,000.00 per loss from an accident resulting in bodily injury to or death of persons or destruction of property.

            C. Workman's Compensation Insurance in an amount not less than the minimum amount required under Pennsylvania Law.

            D. Business Interruption Insurance sufficient for Tenant to pay the rents otherwise due under 5.06D hereafter.

            SECTION 5.02. ADDITIONAL INSURED: Tenant agrees that additional insureds shall be named on the aforementioned policies of insurance as follows:

            A. Under the fire and extended coverage insurance required under
Section 5.01A, Tenant, Landlord, P. Richard Ridilla, John M. Ridilla and the Ridilla-Delmont Trust shall all be named as their interests may appear, and the Landlord's Lender (if any) shall be named on a standard mortgagee clause.

            B. Under the public liability insurance required under Section 5.01B, Tenant, Landlord, P. Richard Ridilla, John M. Ridilla, and the Ridilla-Delmont Trust shall all be named as their interests may appear.

            SECTION 5.03. PROOF OF COVERAGE: Upon written notice, Tenant agrees to provide Landlord or any other party for which coverage is required hereunder a certificate of coverage.

            SECTION 5.04. PROTECTION AGAINST CANCELLATION: All policies of insurance shall contain the provision that no policy shall be canceled or altered without ten (10) days prior written notice to any of the named parties listed thereon.

            SECTION 5.05. PROCEEDS: As between Landlord and Tenant, upon the occurrence of an event for which proceeds are payable under the fire and extended coverage policy, Landlord shall be entitled to receive all proceeds other than those listed hereinafter in Section 5.07, and in any event not less than the cost of repair and/or rebuilding the Building or any other portion of the Leased Premises, whether or not the same are rebuilt under Section 5.06A hereafter. Notwithstanding anything contained herein to the contrary, in the event of damage to the Building, and the cost to restore the Building will be less than $5,000, then Tenant shall have the right to receive such proceeds, and shall be required to repair or rebuild the same with reasonable diligence.

            SECTION 5.06. FIRE AND CASUALTY DAMAGE: If the Building and/or Support Facilities should be damaged or destroyed by fire, flood or other casualty, Tenant shall give immediate written notice thereof to Landlord.

            A. If the Building and/or Support Facilities or any part thereof should be damaged or destroyed by fire, flood or other casualty, Landlord shall, except as otherwise provided herein, repair and/or rebuild the same with reasonable diligence at Landlord's sole cost and expense. Landlord's obligation hereunder shall be limited to the replacement, restoration and repair, as applicable, of the Building and Support Facilities originally provided by Landlord and all such replacement, restoration and repair must be completed and possession of the entire Leased Premises tendered to Tenant within one hundred eighty (180) days from the date of the occurrence of such casualty. Within twenty (20) days of the date of such casualty, damage or destruction, Landlord shall furnish Tenant, in writing, a projected completion date for Landlord's repairs, replacement and/or reconstruction. If Landlord's projected completion date is more than one hundred eighty (180) days from the date of casualty, damage, and/or destruction, then within fourteen (14) days after Tenant receives Landlord's written projected completion date, Tenant shall have the right to terminate this Lease by providing Landlord written notice of its election to terminate, effective as of the date of the occurrence of the casualty. In the event that:

                  (i) Tenant elects not to terminate this Lease after being notified that Landlord's projected completion date is more than one hundred eighty (180) days after the date of casualty, damage and/or destruction and Landlord fails to complete its work by Landlord's projected completion date; or,

                  (ii) Landlord's projected completion date is less than one hundred eighty (180) days from the date of casualty, damage and/or destruction and Landlord fails to complete its work within said one hundred eighty (180) days;

then Tenant may terminate this Lease by providing Landlord with written Notice of Tenant's election to terminate, provided such notice of termination is given prior to completion of Landlord's work. The effective date of termination shall be set forth on Tenant's written notice, although Tenant shall be entitled to an additional period of time, not to exceed sixty (60) days, to remove Tenant's property, including Tenant's Trade Fixtures and Equipment as that term is defined in Section 9.01, from the Leased Premises. During this additional period of time after the Termination of Lease Agreement, Tenant shall continue to pay the then current rent on a per diem basis.

            B. Landlord shall not be obligated to replace, repair, or restore any property belonging to Tenant or any improvements to the Leased Premises made by Tenant.

            C. In the event that such a casualty or occurrence involving substantial damage or substantial destruction occurs within the last three (3) years of the Term of this Lease, then Landlord shall have no obligation to replace, repair and/or restore the Leased Premises, and this Lease shall be deemed terminated effective as of the date of the occurrence of the casualty. Tenant shall then have a reasonable period time not to exceed sixty (60) days, to remove Tenant's property, including Tenant's Trade Fixtures and Equipment as that term is defined hereafter at Section 9.01 from the Leased Premises during which period of time no rents shall be due and payable to the Landlord.

            D. In the event of casualty, which does not otherwise cause a termination of this Lease, Tenant shall be obligated to pay rent for all periods prior to the effective date of termination whether or not the Leased Premises are occupied.

            SECTION 5.07. TENANT'S PROPERTY: Notwithstanding the language of
Section 5.06, and subject to the payment to Landlord as set forth in Section 5.05, any insurance due and payable resulting from loss to Tenant's Trade Fixtures and Equipment as defined in Section 9.01 shall be paid to Tenant.

                              ARTICLE 6. UTILITIES

            SECTION 6.01. TENANT'S RESPONSIBILITY: The Tenant shall, from and after the Commencement Date, and continuing throughout the Term, pay all charges for telephone, gas, electricity, sewage and water used in or on the Leased Premises as such charges are or may be determined by a meter dedicated solely to the Leased Premises. Tenant further agrees to pay all charges for repairs to any and all meters on the Leased Premises whether necessitated by ordinary wear and tear, temperature extremes, accidents or any other cause. Such payment shall be made immediately upon receipt by Tenant of the invoice for said charges. Nevertheless, notwithstanding anything to the contrary herein contained, Tenant shall have the right to contest any charges for utility services or meter repairs, pursuant to the same terms and conditions as provided for contesting taxes under Section 4.06 hereof. It is also understood and agreed that any hookups, feeds or service connections or facilities for utilities contemplated hereunder, shall also be the responsibility of Tenant, either for the commencement of service at any time after the date hereof, and continuing throughout the Term.

                         ARTICLE 7. WASTE AND NUISANCE

            SECTION 7.01. TENANTS RESPONSIBILITY: Tenant shall not commit, or suffer to be committed, any waste to the Leased Premises, nor shall it maintain, commit, or permit the maintenance or commission of any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose; nor permit any activity or any condition to exist upon the Leased Premises which would invalidate or prevent the procurement of any insurance policy which may at any time be required pursuant to the provisions of Article 5 hereof.

      ARTICLE 8. MAINTENANCE AND REPAIRS; INDEMNITY AND HOLD HARMLESS FROM
                                 HAZARDOUS WASTE

            SECTION 8.01. LANDLORD'S RESPONSIBILITY: Landlord's liability for maintenance and repairs of the Leased Premises shall be limited to structural and roof repairs to the interior and exterior of the Building and Support Facilities throughout the Term, other than any changes or alteration to the structure of the interior and exterior of the Building and Support Facilities as contemplated by Tenant's construction under Article 3 (which such changes or alterations shall be the responsibility of Tenant); or any repairs necessitated by Tenant's use of the Leased Premises.

            SECTION 8.02. TENANT'S RESPONSIBILITY: Other than Landlord's responsibility as set forth in Section 8.01, Tenant shall be responsible for any and all repairs, both of a minor and major nature for the Leased Premises, and agrees to keep the Leased Premises in good order and repair, together with any and all alterations, additions and improvements therein or thereto; and shall at Tenant's own expense promptly make all needed repairs and replacements in and to the Leased Premises including sidewalks, water, sewer and gas connections, pipes and mains, and all other fixtures, machinery and equipment, all mechanical, electrical and plumbing systems, now or hereafter belonging to or connected with the Leased Premises or used in its operation. All such repairs and replacements shall be of first class quality, sufficient for the proper maintenance and operation of the Leased Premises. Tenant shall also be completely responsible for all maintenance, repair and replacement of the parking areas, and also agrees to have full and complete responsibility for the removal of ice, snow and trash as required. Trash must be placed in covered containers in order that it cannot blow about the premises or any abutting property. Grass cutting and all maintenance of lawn and shrubbery is the responsibility of the Tenant. All repairs, maintenance and upkeep required of Tenant hereunder shall be in accordance with all applicable State, Federal and local rules, regulations and ordinances.

            SECTION 8.03. PARKING AREA: As listed above in Section 8.02, the maintenance, repair and replacement of parking facility and also any driveways forming a portion of the Leased Premises shall be the sole responsibility of Tenant. Tenant hereby agrees that (subject to Landlord's warranties as listed heretofore in Section 3.01), it shall receive the existing parking facility and access drives in an "as is" condition as of the Commencement Date and any damage caused to them hereafter shall be the responsibility of Tenant, which shall repair the same in accordance with its other repair responsibilities outlined in this Article 8. In addition, in the event Tenant causes any damage, other than that caused by reasonable wear and tear, to any of the access roads or abutting industrial sites in the Murray Corporate Park resulting from overweight vehicles, etc., Tenant shall reimburse Landlord for any such damage resulting therefrom.

            SECTION 8.04. FAILURE TO REPAIR, RIGHT TO CURE: Failure on the part of either Landlord Tenant to fulfill its duty to repair the Leased Premises shall constitute a default under the Terms of this Lease. Landlord or Tenant shall be permitted to accomplish the required repairs or perform any work or construction required to fulfill Landlord's or Tenant's responsibility under this Article; and if either does the same, the work shall not constitute a waiver of the other's default in failing to perform its obligations of repair hereunder, or the right to payment therefore. The cost to Landlord of making such repairs shall be considered additional rents due hereunder, which Tenant shall be obligated to pay in accordance with the terms hereof; and if Tenant does the same, Tenant shall have the right to offset its reasonable costs and expenses, which were actually incurred by Tenant to perform any work or construction required to fulfill Landlord's responsibility under this Article, against the rent due hereunder.

            SECTION 8.05. INDEMNITY AND HOLD HARMLESS FROM HAZARDOUS WASTE:
Landlord and Tenant hereby each agrees to defend, indemnify and hold harmless each other and each other's partners, shareholders, directors, officers, employees and agents, assignees, subtenants or successors in interest and their directors, officers, employees and agents, from and against any and all losses, claims, damages, penalties and liability, including all out-of-pocket litigation costs and reasonable fees and expenses of counsel, (i) including all foreseeable and all unforeseeable consequential damages, directly or indirectly, arising out of the use, generation, storage, release or disposal of Hazardous Materials by the indemnifying party, its agents or contractors prior to execution of this Lease or at any time thereafter, and (ii) including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plants, whether such action is required or necessary prior to or following the Commencement Date of the Term, to the full extent that such action is attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous Materials by the indemnifying party on, under or in the property underlying the Leased Premises. For the purposes of this Section 8.04, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances," "Hazardous Materials," or "toxic substances" in the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; and those substances defined as hazardous, toxic, hazardous wastes, toxic wastes or as hazardous or toxic substances by any law or statute now or hereafter in effect in the State in which the Leased Premises are located, and in the regulations adopted and publications promulgated pursuant to said laws. The provisions of this paragraph shall survive the Termination Date, and become continuing covenants thereafter.

               ARTICLE 9. ALTERATIONS, IMPROVEMENTS AND FIXTURES

            SECTION 9.01. TRADE FIXTURES AND EQUIPMENT: Tenant shall have the right, as part of Tenant's construction contemplated under Article 3, and at any time thereafter, at any time and from time to time during the Term, at its sole cost and expense, to affix and install such personal property, trade fixtures and equipment, of either a permanent or non-permanent nature (herein collectively "Trade Fixtures and Equipment"), to, in, or on the Leased Premises as it shall in its sole discretion deem advisable. For purposes of this paragraph, Trade Fixtures and Equipment shall incorporate and mean all such property referred to in the above sentence, other than Non-Trade Fixtures as defined hereafter in Section 9.02. All Trade Fixtures and Equipment affixed and/or installed or in any way placed in or on the Leased Premises shall at all times belong to Tenant and may be removed by Tenant at any time during the Term or within a reasonable time after the expiration of the Term (provided Tenant shall pay to Landlord rental for the period of occupancy beyond the Termination Date based on the preceding month's rent under the Lease, multiplied by a factor of 125%, and pro rated on a daily basis), provided that any damages to the Leased Premises caused by such removal shall be repaired by Tenant at its own cost and expense. Notwithstanding other provisions of this Section 9.01, Tenant agrees that in its fixturing or the installation of any equipment and trade fixtures permitted herein, that it will not cause any excess load nor undue stress on or to the structural portion of the Building or the Support Facilities.

            SECTION 9.02. NON-TRADE FIXTURES: All structural alterations, additions, improvements to the Land or Building (herein "Non-trade Fixtures"), constructed upon or affixed to the Leased Premises will immediately become and remain the property of Landlord.

            For purposes of this Lease, "Non-trade Fixtures" shall be defined as: (a) permanent structural alterations, additions and improvements to the Land or Building, such as new interior permanent walls and other structural remodeling; (b) roof mounted air-conditioning or heating systems; (c) concrete pads; (d) additional utilities installed on the Leased Premises, such as gas, water, electric, including panels and conduits up to but not including any control panels located on Tenant's equipment or machinery; (e) light fixtures;
(f) plumbing fixtures; (g) space heaters hung from or attached to the Building by piping or other connections; (h) carpeting; (i) window coverings; (j) the smoke alarm system or systems; (k) any and all conduit installed for the telephone, security, smoke alarm or fire prevention systems; (l) any pre-treatment facilities required by Tenant for the disposal of its sanitary sewer waste; and (m) any replacement of or substitution by Tenant of any of the above throughout the Term. Notwithstanding any other language of this paragraph, the term "Non-Trade Fixtures" shall not include any "buss duct" installed by Tenant on the Leased Premises, which shall be considered within the definition "Trade Fixtures and Equipment" under Section 9.01.

            SECTION 9.03. LANDLORDS WAIVER: Tenant shall have the right to finance through a bonafide lending agency (hereinafter "Tenant's Lender") any of the Trade Fixtures and Equipment which it determines to install in the Leased Premises; and in which event, Landlord agrees to execute a Landlord's Waiver in such form as is hereinafter agreed to; however, Landlord shall not be obligated to issue any Landlord's waiver for Non-Trade Fixtures as defined in Section 9.02 above. Whatever the form of Landlord's Waiver, the same shall contain adequate assurances to Landlord that (a) in the event Tenant's Lender causes the removal of any collateral from the Leased Premises, that Tenant's Lender shall repair any and all damage to the Leased Premises; (b) in the event of termination of the Lease for any reason, Tenant's Lender shall cause removal of the collateral within thirty days after having been given written notice of such termination; and (c) Tenant's Lender agrees to pay rent for the Leased Premises for the period between the termination and the date of removal.

            SECTION 9.04. REMOVAL ON TERMINATION: Upon termination of this Lease for any reason, provided that Tenant is otherwise not in default hereof, Tenant shall cause the removal of all Trade Fixtures and Equipment together with such of the Non-trade Fixtures that were installed by Landlord as Landlord shall direct. As stated heretofore, Tenant shall not have the right to remove any of the Non-trade Fixtures without Landlord's prior written consent. Upon removal of the Trade Fixtures and Equipment and the Non-trade Fixtures for which written consent has been given by Landlord, Tenant shall cause the Leased Premises to be restored to the same condition as they are in as of the Commencement Date, reasonable wear and tear accepted.

                          ARTICLE 10. QUIET POSSESSION

            SECTION 10.01. COVENANT OF QUIET POSSESSION: Landlord shall, on the Commencement Date, place Tenant in quiet possession of the Leased Premises and shall secure it in the quiet possession thereof against all persons claiming the same during the Term. In the event that Landlord cannot deliver quiet possession as aforesaid on the Commencement Date, this Lease Agreement may, at the option of Tenant, terminate and all monies, if any, delivered to Landlord on account of rent and security deposit, or other charges shall be refunded to Tenant, and the Lease shall be deemed void from inception.

            SECTION 10.02. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE: This Lease shall be subordinate, at the option of Landlord, to any and all encumbrances given by Landlord which may be required for the financing or the refinancing of the Leased Premises from time to time (including any financing which may be in place as of the Commencement Date) so long as Landlord obtains from its Lender a Subordination and Attornment Agreement which provides inter alia that if such Lender or any successor in interest thereto comes into possession of the Leased Premises or any part thereof; or shall become the owner of the Leased Premises or otherwise take over the rights of Landlord of the Leased Premises, that such holder shall not disturb the possession, use or enjoyment of the Leased Premises by Tenant, its successors or assigns, nor disaffirm this Lease or Tenant's rights or any Estate granted hereunder, so long as Tenant performs all of its obligations in accordance with the terms of this Lease; and in which event, Tenant shall attorn to the rights of such holder. In the event of such agreement, Tenant shall agree as part of the attornment portion of the same, not to hold the Lender responsible for any default of Landlord that may have occurred prior to the date that Lender may succeed to the rights of Landlord thereunder.

        ARTICLE 11. TERMINATION, SURRENDER OF PREMISES AND HOLDING OVER

            SECTION 11.01. TERMINATION: As set forth heretofore, this Lease shall terminate at 11:59 P.M. on October 31, 2001, and Tenant agrees to vacate said premises by said date.

            If Tenant shall remain in possession of all or any part of the Leased Premises after the expiration of the Term, then Tenant shall be deemed a Tenant of the Leased Premises from month-to-month at the rental rate of twenty-five (25%) percent in excess of rent paid during the one hundred twentieth month of the Term, subject to all the terms and provisions hereof except as to the Term. For purposes of this Section 11.01, Tenant shall not be deemed to have held over if its vacation of the Leased Premises is completed by the close of business of the tenth day following the Termination Date, with time being of the essence (provided that Tenant pays rent for such 10 day period in accordance with the terms of this Section 11.01.

            SECTION 11.02. SURRENDER AND REMOVAL OF PROPERTY: On expiration of the Term as set forth in Section 11.01 hereof, any Trade Fixtures and Equipment and Non-Trade Fixtures installed by Tenant not removed under Section 9.04 shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord with no resulting liability or charge due and owing Tenant; but with Landlord being entitled to recover from Tenant any costs incurred by Landlord resulting from such non-removal. If termination is caused by default of Tenant resulting from failure of Tenant to pay rent, Tenant shall not have any right to remove any property whatsoever from the Leased Premises and shall have no further rights concerning the same and none of Tenant's property shall be removed from the Leased Premises (other than that property for which a Landlord's Waiver has been granted by Landlord pursuant to the provisions of
Section 9.03 hereof if the same are removed by Tenant's Lender); and in which event, Landlord shall be entitled to recover from Tenant as additional damages any and all reasonable costs actually incurred by Landlord in restoring the Leased Premises to the condition they were in as of the Commencement Date.

                            ARTICLE 12. CONDEMNATION

            SECTION 12.01. ALL OF PREMISES: If during the Term of this Lease or any renewal thereof, all of the Leased Premises should be taken for any public or quasi-public use under any law, ordinance or regulation, or by right or eminent domain, this Lease shall terminate automatically as of the date of the filing of the Declaration of Taking; and the rent and other charges shall be abated during the unexpired portion of the Term, effective as of the date of the taking of said premises by the condemning authority. In the event of said taking, then Landlord and Tenant Shall each be entitled to such damages as Landlords and Tenants are otherwise entitled to under applicable Pennsylvania Law, and Tenant shall be entitled to such additional damages as it may be entitled to by reason of being a "Displaced Person" under the Eminent Domain Code of 1964, and any amendments thereto.

            SECTION 12.02. PARTIAL: If less than all of the Leased Premises shall be taken for any public or quasi-public use under any law, ordinance, or regulation, or by right of eminent domain, this Lease shall not terminate but Landlord shall forthwith at its sole expense, restore and reconstruct the Building and Support Facilities, and other improvements, situated on the Leased Premises, provided such restoration and reconstruction shall in the reasonable business judgment of Tenant, make the same tenantable and suitable for the uses for which the premises are Leased within 180 days of the date of taking. Within twenty (20) days of the date of taking, Landlord shall furnish Tenant in writing a projected completion date for Landlord's restoration and reconstruction. If Landlord's projected completion date is more than 180 days from the date of taking, then within fourteen (14) days after Tenant receives Landlord's written projected completion date, Tenant shall have the right to terminate the Lease by providing Landlord written notice of its election to terminate, effective as of the date of taking. Additionally, Tenant shall have the same rights, and Landlord shall have the same obligations, with respect to restoration and reconstruction following taking, as provided for with respect to restoration and reconstruction following the occurrence of fire or other casualty as set forth in Section 5.06 hereof. In the event of a partial taking and the Landlord completes the restoration and reconstruction as provided herein, the rent and other charges payable hereunder during the unexpired portion of this Lease, from the date of taking, shall be abated or adjusted equitably, as appropriate under the circumstances. In the event of such partial condemnation, Landlord shall be entitled to any and all awards due and payable.

            SECTION 12.03. DAMAGES: Notwithstanding the provisions of Section
12.01 and 12.02, in the event of condemnation, Tenant shall be entitled to special damages permitted tenants under Article 6-A of the Eminent Domain Code of 1964, as amended or any supplements or amendments thereto, or any other supplemental payments permitted to tenants under laws then in effect.

                       ARTICLE 13. DEFAULTS AND REMEDIES

            SECTION 13.01. PENALTY FOR DELAYED PAYMENT: If the payment of any rent due hereunder is not received by Landlord by the seventh day of the month for which payment is due, there shall be imposed a penalty of (a) five (5) percent of the base amount of such payment, and (b) an additional five (5) percent commencing 21 days after receipt of written notice by Tenant that payment has not been received within said seven (7) day period; and which penalties shall be in addition to any and all payments otherwise due hereunder. The maximum penalty imposed on any single monthly installment or rent by this Section shall be ten (10%) percent of such installment.

            SECTION 13.02. DEFAULT BY TENANT: If Tenant shall (a) allow the rent to be in arrears more than thirty (30) days after Tenant has received written notice of the same from Landlord; or (b) default in any other provision of this Lease, and allow said default to continue for thirty (30) days from the date of receipt of said notice, without instituting measures which will correct said default within ninety (90) days thereafter; or (c) assign this Lease or sublet the whole or any part of the Leased Premises or permit any other person to occupy the whole or any other part of the Leased Premises (other than to an affiliate of Tenant) without the express written consent of Landlord; or (d) allow or permit an execution to be issued against Tenant which is not stayed by payment or other means within fifteen (15) days from the date of issue of said execution; or (e) permit or allow bankruptcy proceedings to be instituted by or against Tenant in which Tenant is a debtor and which are not withdrawn or dismissed within thirty (30) days after the institution of said proceedings; or
(f) permit or allow an assignment to be made by Tenant for the benefit of creditors; or (g) permit or allow a receiver to be appointed for Tenant by legal proceedings or otherwise; or (h) permit or allow a sale to be made of any of Tenant's personal property by legal process; then in any of the above listed events, Landlord may, at its option, without further notice to Tenant, declare Tenant to be in default and after doing so, be entitled to the following remedies:

            A. Landlord may at its option without notice to Tenant, terminate this Lease; or in the alternative Landlord may reenter and take possession of the Leased Premises and remove all persons and property therefrom, without being deemed guilty of any manner of trespass, and relet the premises or any part thereof, for all or any part of the remainder of said Term, to a party satisfactory to Landlord, and at such monthly rental as

Landlord may with reasonable diligence be able to secure. Should Landlord be unable to relet after reasonable efforts to do so, or should such monthly rental be less than the rental Tenant was obligated to pay under this Lease, or any renewal thereof, plus the expense of reletting, the Tenant shall pay the amount of such deficiency to Landlord.

            B. Landlord may bring a suit for damages against Tenant for rents due and payable, and may also bring an action for specific performance to maintain its rights under this Lease.

            C. Notwithstanding re-entry and termination pursuant to the above sections, Tenant shall remain liable for any rent and damages, which may be due or sustained prior thereto, all reasonable costs, all legal and other professional fees and expenses incurred by Landlord in recovering the Leased Premises or recovering any monies due under this Lease and in leasing the Premises to another Tenant. Tenant shall also be liable for damages to be calculated in the following manner: Tenant shall pay an amount of money equal to the total rent which but for termination would have become payable during the remainder of the Term, less the amount of rent, if any, which Landlord may receive during such period from others to whom the Leased Premises may be rented on such terms and conditions and that such rentals as Landlord, in its sole discretion, shall deem proper.

            D. In any event of default, Landlord may declare the balance of the rents due during the balance of the Term as if by the Terms of the Lease, the same were all payable in advance.

            E. All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefore arises.

                       ARTICLE 14. INSPECTION BY LANDLORD

            SECTION 14.01. RIGHT OF INSPECTION: Tenant shall permit Landlord, its respective agents or mortgagees, after reasonable notice of not less than forty-eight (48) hours, to enter onto and upon the Leased Premises (except for those areas where confidential material is stored) at all reasonable times during regular business hours, subject to Tenant's normal safety and security regulations, for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building.

                    ARTICLE 15. ADDITIONAL TENANT COVENANTS:

            SECTION 15.01. USE OF LEASED PREMISES: Tenant shall use the Leased Premises only for the following purposes:

            A. Industrial use in accordance with Tenant's business, provided that in accomplishing such use, Tenant must comply with all zoning ordinances, restrictive covenants, rules, laws and regulations in effect at all times throughout the Term of this Lease.

            B. After the commencement of the Term, in the event that Tenant is required to obtain permits for the use of the Leased Premises, then Tenant shall bear the responsibility of obtaining all permits required and subject to Section
13.02 hereof, failure to obtain such permits shall constitute a default hereunder.

            C. Tenant agrees not to use or occupy, suffer or permit the Leased Premises or any part thereof to be used or occupied for any purpose contrary to law or the rules and regulations of any public authority, or in any manner deemed an unreasonable fire or safety hazard by competent municipal authority or board of fire underwriters.

            D. No use of the Leased Premises shall be permitted other than what they are structurally designed for.

            E. No intended use by Tenant of the Leased Premises shall be permitted for which the Leased Premises must be materially altered without first obtaining the permission of Landlord, and in addition to which, any alteration required shall be subject to the limitations heretofore set forth in Article 3.

            F. No use shall be permitted which violates any law or regulation pertaining to environmental hazards or environmental protection of any state, local or federal agency.

            G. No use of the Leased Premises shall be permitted which involves the raising or slaughtering of live stock or any other animals of any kind. H. All landscaping on the Leased Premises shall be maintained by Tenant in order that the Leased Premises and the amenities thereto retain a neat and clean appearance.

            H. All landscaping on the Leased Premises shall be maintained by Tenant in order that the Leased Premises and the amenities thereto retain a neat and clean appearance.

            I. No use of the Leased Premises shall be permitted which attracts large numbers of persons or large crowds on a regular basis.

            J. In the event that an association of tenants or owners in the Murray Corporate Park is formed, then Tenant shall become a member of the same and thereafter comply with all reasonable rules and regulations of the association.

            SECTION 15.02. NO NUISANCE: Tenant agrees not to utilize the premises for any use which constitutes a nuisance or unreasonable interference with other users of the Murray Corporate Park. In this regard, the following restrictions shall be in effect:

            A. No employees, invitees, business visitors or other individuals utilizing the Leased Premises at any time shall be permitted to park their motor vehicles in any space that is not completely contained within the Leased Premises (nor on any portion of the access road, whether within the Leased Premises or not).

            B. No retail sales of any kind whatsoever shall be permitted on the Leased Premises.

            SECTION 15.03. SIGNS: Tenant shall be permitted to erect a sign or signs in accordance with an approved design hereinafter agreed to between Landlord and Tenant. After occupancy, Tenant shall not erect any other sign without the prior approval of Landlord which approval shall not be unreasonably withheld or delayed. All signs, when erected, shall be maintained by Tenant in a good state of repair throughout the time that the same are erected, and must meet standards imposed by ordinances, laws and regulations of all governing bodies having jurisdiction over the same.

            SECTION 15.04. CONTINUING COVENANTS: The requirements set forth heretofore in Section 15.01 through 15.03 shall be applicable and binding upon Tenant and continuing obligations and restrictions upon Tenant's use of said Leased Premises throughout the Term.

                      ARTICLE 16. ASSIGNMENT AND SUBLEASE

            SECTION 16.01. ASSIGNMENT AND SUBLETTING BY TENANT: Tenant shall not assign this Lease or sublet all or any portion of the Leased Premises except for an assignment to, or sublet by, an affiliate of Tenant without the prior written consent of Landlord, such consent not to be unreasonably withheld. In addition, the term "assignment" shall include in addition to an out-right assignment of this Lease, (a) any transfer of more than fifty (50) percent of the outstanding shares of Tenant; (b) the granting by the owner of Tenant of an option to a third party to acquire more than fifty (50) percent of the shares of Tenant; (c) any merger of Tenant into any other corporation; (d) dissolution of Tenant; or
(e) any other fundamental change of Tenant by which the ownership of Tenant is altered in any way. In the event of such transfer, the restrictions against assignment otherwise contained in this Section 16.01 shall continue to be binding upon the transferee.

            In the event of an Assignment permitted under this Section, then all of the terms, restrictions and covenants of this Lease, including the restrictions against Assignment, otherwise contained in this Agreement, shall continue to be binding upon the assignee.

            SECTION 16.02. ASSIGNMENT BY LANDLORD: Landlord shall have the right of assignment of this Lease at any time.

                      ARTICLE 17. MISCELLANEOUS PROVISIONS

            SECTION 17.01. NOTICES AND ADDRESSES: All notices provided under this Lease Agreement shall be given by certified mail, return receipt requested, and considered received upon delivery or refusal of delivery by the addressee set forth in said notice. Said notices shall be sent to the address specified on page one (1) hereof, or to such other address as either party shall have designated to the other. The addresses may be changed upon written notice by either party to the other to such other address as such party sets forth in writing.

            SECTION 17.02. REPORTING REQUIREMENT - ANNUAL REPORTS: It is acknowledged that prior to the date hereof, Tenant has caused to be prepared and delivered unto Landlord its last audited financial statement. From and after the date hereof, Tenant shall cause to be prepared and delivered unto Landlord its annual financial statements prepared in accordance with GAAP on or before ninety
(90) days after the close of each fiscal year throughout the Term; provided that nothing contained within the financial statements shall be construed in any matter to constitute a default under this Lease (provided that Tenant is otherwise in compliance with all of the Terms hereof).

            SECTION 17.03. PARTIES BOUND: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, administrators, representatives and assigns, when otherwise permitted by this Agreement.

            SECTION 17.04. APPLICABLE LAW: This Agreement shall be construed under and in accordance with the laws of the Commonwealth of Pennsylvania, and all obligations of the parties created hereunder are performable in Westmoreland County, Pennsylvania.

            SECTION 17.05. LEGAL CONSTRUCTION: In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

            SECTION 17.06. AMENDMENT: No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof, and duly executed by the parties hereto.

            SECTION 17.07. RIGHTS AND REMEDIES CUMULATIVE: The rights and remedies provided by this Lease are cumulative; and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            SECTION 17.08. WAIVER OF DEFAULT: No waiver by the parties hereto of any default or breach of any Term, condition or covenant of this Lease shall be deemed to be waiver or any other breach of the same or any other Term, condition or covenant contained herein.

            SECTION 17.09. TIME OF ESSENCE: Time is of the essence of this Agreement and for all undertakings contemplated hereby.

            SECTION 17.10. NO BROKERAGE COMMISSION: Landlord acknowledges that it may owe brokerage fees to Cushman & Wakefield in accordance with its prior agreements with it. Other than Cushman & Wakefield, Landlord and Tenant each covenant and agree with the other that no realtor, real estate firm or broker is entitled to any commission resulting from the sale of the Leased Premises; and in this regard, each covenant and agree to hold harmless the other from any and all claims or attempted claims resulting.

            SECTION 17.11. SECURITY GUARANTY: Tenant does hereby acknowledge that it has obtained and delivered to Landlord as additional security for its obligations hereunder, the guaranty of Technitrol, Inc., its parent corporation (hereinafter "Guarantor") in accordance with the Guaranty and Suretyship Agreement, the form of which is attached hereto as Exhibit "C." Tenant does hereby agree that in the event of any default under the Guaranty Agreement, that the same shall constitute a default of this Lease.

            SECTION 17.12. NONRECORDABILITY: Landlord and Tenant acknowledge to have executed and delivered to each other a Memorandum in the form attached as Exhibit "D" attached hereto and made a part hereof, which shall be recorded at the option of either party hereto.

            IN WITNESS WHEREOF, the undersigned Landlord and Tenant hereby execute this Agreement as of the day and year first above written.



WITNESS:



                                          RIDILLA-DELMONT





/s/ Joseph Conconnon                      By: /s/ John M. Ridilla
------------------------------------          --------------------------------
                                                John M. Ridilla
                                                General Partner




/s/ Joseph Conconnon                      By: /s/ P. Richard Ridilla
------------------------------------          --------------------------------
                                                P. Richard Ridilla
                                                General Partner



ATTEST:                                   ADVANCED METALLURGY INCORPORATED


/s/ Valerie A. Miller                     By: /s/ James J. Rafferty, Jr.
------------------------------------          --------------------------------
                                                James J. Rafferty, Jr.
                                                President

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE (the "AMENDMENT") is made this 21st day of September, 2001 by and between RIDILLA-DELMONT, a Pennsylvania limited Partnership ("LANDLORD"), and AMI DODUCO, INC., formerly ADVANCED METALLURGY INCORPORATED, a Pennsylvania corporation ("TENANT").

                                   WITNESSETH:

      WHEREAS, pursuant to that certain Lease Agreement (the "ORIGINAL LEASE") dated October 15, 1991 by and between RIDILLA-DELMONT, as Landlord, and Advanced Metallurgy Incorporated, as Tenant, Landlord leased to Tenant and Tenant rented from Landlord certain premises located in the Municipality of Murrysville, Westmoreland County, Pennsylvania, all as defined in the Original Lease as "Leased Premises," and more particularly described on Exhibit "A" thereto;

      WHEREAS, pursuant to a certain Guaranty and Suretyship Agreement ("GUARANTY AGREEMENT") dated October 15, 1991 by and between TECHNITROL, INC., as Guarantor, and RIDILLA-DELMONT, as Landlord, TECHNITROL, INC. (hereinafter "GUARANTOR") guaranteed (i) the due and punctual payment of all rents and other payments obligations due Landlord or others by Tenant under the Lease and (ii) the due and punctual performance of all other obligations of Tenant under the Lease;

      WHEREAS, the parties hereto hereby desire to enter into this Amendment to
(i) enlarge the Land; (ii) provide for the construction by Landlord of a 23,000 square foot addition to the Building (the "BUILDING ADDITION") to be leased by Tenant; (iii) extend the Term for an additional period of ten (10) years (the "EXTENDED Term"); (iv) provide for additional rental payments throughout the Extended Term; and (v) provide for Landlord financing of certain improvements to the Building and the Building Addition resulting from any requested changes to the Plans and Specifications (hereinafter defined) for the Building Addition and any requested improvements to the Building, all as set forth hereafter; and

      WHEREAS, Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Original Lease. The term "Lease" as used herein shall mean the Original Lease as amended hereby.

      NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. The recitals set forth above are hereby incorporated into this Amendment as if fully set forth below.

      2.    The recitals to the Original Lease are amended as follows:

            A. From and after the Turnover Date (hereinafter defined), the term "Land" shall mean and include all of the land described in Exhibit "A" attached hereto and made a part hereof.

            B. From and after the Turnover Date, the term "Leased Premises" shall include the Building Addition and the Land (as defined herein) in addition to the Building and Support Facilities.

            C. From and after the Turnover Date, the term "Building" shall include the Building Addition in addition to the Building (as defined in the Original Lease), and the term "Support Facilities" shall include those Support Facilities serving the Building Addition as well as the Building (as defined in the Original Lease).

      3.    The following new Section 1.04 is hereby made a part of the Lease:

            Section 1.04. Extended Term: The Term shall be extended for an additional period of ten (10) years (the "EXTENDED TERM"), commencing on the first day of the month following the Turnover Date and terminating as of the last day of the 120th full month thereafter.

      4. The following new Sections 2.01(C), (D), (E) and (F) are hereby made a part of the Lease:

            2.01(C). For each calendar month of the original Term after October 31, 2001 and extending to (but not including) the first calendar month of the Extended Term, Tenant shall pay to Landlord monthly rent of $35,061.29, which payments shall be due in advance on the first business day of each calendar month for which such rent is due.

            2.01(D). For the first month of the Extended Term through and including the 60th month of the Extended Term, Tenant shall pay to Landlord a total rent of $2,869,102.20, payable in equal monthly installments of

            $47,818.37, which payments shall be due in advance on the first business day of each calendar month for which such rent is due.

            2.01(E). For the 61st month of the Extended Term through and including the 120th month of the Extended Term, Tenant shall pay to Landlord a total rent of $2,972,805, payable in equal monthly installments of $49,546.75, which payments shall be due in advance on the first business day of each calendar month for which such rent is due.

            2.01(F). It is understood and agreed that Tenant shall have no obligation to pay any real estate taxes, general and special assessments or any other taxes or assessments for or in connection with the Building Addition or any additional Land leased by Tenant hereby prior to the Turnover Date.

      5. Section 2.02 of the Original Lease is hereby deleted in its entirety and the following is substituted therefor:

            Section 2.02. Termination Date; Extended Term Commencement Date; Extended Term Termination Date: The Termination Date shall be the last day of the calendar month during which the Turnover Date occurs. The Extended Term Commencement Date shall be the first day of the first full calendar month following the Turnover Date. The Extended Term Termination Date shall be 11:59 p.m. on the last day of the 120th calendar month after the Extended Term Commencement Date. From and after the Extended Term Commencement Date, the word "Term" when used in the Lease shall mean the "Extended Term" and the word "Termination Date" shall mean the "Extended Term Termination Date."

      6. The following new Sections 3.09, 3.10 and 3.11 are hereby made a part of the Lease:

            Section 3.09 Construction by Landlord: Landlord shall cause the Building Addition to be constructed in accordance with the Outline Specifications and the Site Plan Drawing No. S-1 prepared for Modal Inc. dated June 21, 2001 attached hereto and made a part hereof as Exhibits "B" and "C" respectively (collectively, the "PLANS AND SPECIFICATIONS"). Notwithstanding the foregoing, Landlord shall not be responsible for construction of the items listed as "exclusions" on Exhibit "B." The Building Addition shall be completed in accordance with the requirements of the Plans and Specifications, in a good and workmanlike manner, lien free, and in accordance with all applicable laws, rules, ordinances, codes and the like of any and all governmental and quasi-governmental authorities having jurisdiction over Landlord, Tenant, the Building or any construction by Landlord (hereinafter "LAWS"), including, but not limited to, any Laws pertaining to building codes and zoning matters. Landlord, at its sole cost and expense, shall obtain any and all permits, licenses and the like required for or in connection with the construction of the Building Addition.

            Section 3.10  Landlord's Obligations; Turnover Date:

            (a) Landlord shall complete the Building Addition, including placing all Building Addition utility and mechanical systems in good and proper working order and obtaining a Certificate of Occupancy or other like certificate or permit therefor, by no later than the 180th full calendar day following the date of issuance of a building permit for the Building Addition by the Municipality of Murrysville, but in any event on or before May 5, 2002. For purposes of this Section 3.10, the Building Addition shall be deemed completed on the date that Landlord's duly licensed architect certifies in writing to Tenant that the Building Addition has been fully completed in accordance with the Plans and Specifications, as the same may be amended by the parties, including, without limitation, placing all building and mechanical systems for the Building Addition in good and proper working order in accordance with all applicable laws (the "TURNOVER DATE").

            (b) In the event that a building permit is not obtained by Landlord from the Municipality of Murrysville by October 5, 2001, then Tenant shall have the right to terminate this Amendment as it relates to the Building Addition only, provided that such termination is in writing and occurs prior to issuance of such building permit. Notwithstanding any such termination, Tenant shall remain obligated to pay the full amount of Change Order No. 1, as described in Paragraph 9 hereof, within thirty (30) days of receipt of such change order. In the event that a building permit is not obtained by Landlord from the Municipality of Murrysville by November 5, 2001 and Tenant has not terminated this Amendment pursuant to the preceding sentence, then Landlord shall have the right to terminate this Amendment as it relates to the Building Addition only, provided that such termination is in writing and occurs prior to the issuance of such building permit. In the event that this Amendment is not terminated with respect to the Building Addition pursuant to the preceding two sentences and the Building Addition is not completed by May 5, 2002 and a Certificate of Occupancy or other like permit (without any material conditions thereto) is not issued for the Building Addition, then monthly rent for the Building Addition shall be abated until the later of (i) Turnover Date or (ii) the issuance of a Certificate of Occupancy or other like permit (without any material conditions thereto) for the Building Addition, and in addition thereto Tenant shall be entitled to a rent credit (the "RENT CREDIT") against the monthly rent first coming due for the Extended Term in an amount equal to the sum of $261.51 multiplied by the number of days between May 5, 2002 and the later of (i) the Turnover Date or (ii) the issuance of a Certificate of Occupancy or other like permit (without any material conditions thereto) for the Building Addition. Notwithstanding the foregoing, in the event that the Building Addition is not completed by June 5, 2002 and a Certificate of Occupancy or other like permit (without any material conditions thereto) is not issued for the Building Addition, then the Rent Credit shall be increased to $523.02 multiplied by the number of days between June 5, 2002 and the later of (i) Turnover Date or (ii) the issuance of a Certificate of Occupancy or other like permit (without any material conditions thereto) for the Building Addition. In the event that this Amendment is terminated with respect to the Building Addition pursuant to this Paragraph 3.10(b), then all of the other terms, covenants and conditions contained in the Original Lease, as amended hereby and not relating to the Building Addition shall remain in full force and effect, except that the rent (excluding any Additional Rent) payable for the Extended Term shall be as follows:

                  (i) For each calendar month of the original Term after October 31, 2001 and extending to (but not including) the first day of May, 2002, Tenant shall pay to Landlord monthly rent of $35,061.29, which payments shall be due in advance on the first business day of each calendar month for which such rent is due.

                  (ii) For period commencing as of May 1, 2002 and expiring as of April 30, 2007, Tenant shall pay to Landlord a total rent of $2,391,852.50, payable in equal monthly installments of

                        $39,864.21, which payments shall be due in advance on the first business day of each calendar month for which such rent is due.

                  (iii) For the period commencing as of May 1, 2007 and expiring as of April 30, 2012, Tenant shall pay to Landlord a total rent of $2,478,305, payable in equal monthly installments of $41,305.08, which payments shall be due in advance on the first business day of each calendar month for which such rent is due.

            (c) Notwithstanding the provisions of subparagraph (b) above, in the event that Landlord does not complete required repairs to repaving of the parking lot by the Turnover Date, the same shall not be reason for imposition of the Rent Credit provided that the aforementioned repairs and repaving are completed by May 15, 2002. Also, Landlord's work to repair and repave the parking lot shall not cause disruption or interference with Tenant's business at the Leased Premises.

            Section 3.11 Additional Improvements Financing:

            (a) In addition to the improvements listed and described on the Plans and Specification, Landlord agrees to complete any other improvements to the Building and/or the Building Addition (the "ADDITIONAL IMPROVEMENTS") which are requested by Tenant in writing. Any such additions shall be memorialized in a writing signed by Landlord and Tenant and shall be considered a "Change Order" from the Plans and Specifications. All Change Orders shall set forth in detail the nature of the work to be performed and shall include the cost charged therefor.

            (b) On or before the seventh day of the each calendar month following the commencement of construction of the Building Addition, Landlord shall submit to Tenant a report on construction expenditures for the Additional Improvements constructed through the last day of the previous month, along with an invoice (the "ADDITIONAL IMPROVEMENTS INVOICE") for the cost of the total amount of said expenditures plus the accrued interest due thereon at the Applicable Interest Rate (hereinafter defined). Tenant shall pay to Landlord the amount of accrued interest only (at the

                  Applicable Interest Rate) on Additional Improvements within ten (10) days of receipt of an invoice therefor. Such interest shall accrue from the date of any construction expenditure by Landlord through the date of any Additional Improvements Invoice therefor. From and after the Turnover Date, Tenant shall no longer be invoiced for any such interest.

            (c) In addition to the rent payments pursuant to Sections 2.01(D) and (E) above, commencing as of the 1st calendar month of the Extended Term through and including the 120th calendar month of the Extended Term, Tenant shall also pay, as Additional Rent, on the first day of each of the foregoing calendar months, the amount (the "ADDITIONAL IMPROVEMENTS FINANCING") derived by amortizing the total aggregate amount of the cost of the work listed on each Additional Improvements Invoice, in an amount not to exceed $300,000, over 120 calendar months, at an interest rate equal to the "prime rate" as published by PNC Bank on the business day immediately prior to the Turnover Date (the "PNC PRIME"), plus one-half of one percent (the "APPLICABLE INTEREST RATE"). In the event that the total cost of the Additional Improvements exceeds $300,000 in the aggregate, the amount of any overage shall be paid by Tenant to Landlord within 10 days of Tenant's receipt of the last of the Additional Improvements Invoices.

       7.    Article 5 to the Original Lease is hereby amended as follows:

            (a) Section 5.01(A) is hereby amended by adding the following at the end thereof:

            Notwithstanding the foregoing, Tenant shall in no event be required to maintain fire and extended coverage insurance in an amount in excess of the full replacement cost of the Building (including the Building Addition). Upon request by Landlord, but no more frequently than one (1) time during any twelve (12) month period throughout the Term and the Extended Term (as the same may be extended), Tenant shall provide Landlord with a written statement of the value assigned to the Building (including, if applicable, the Building Addition) for insurance rating purposes. Commencing on the Turnover Date and for a period of 12 months thereafter, the minimum amount of insurance required to be placed by Tenant shall be $6.4 Million. Thereafter, and throughout the remainder of the Term and Extended Term the amount of insurance shall at all times be the full replacement cost of the Building and the Building Addition.

            (b) The name "John M. Ridilla" is hereby deleted from section 5.02 of the Original Lease and the name "John B. Ridilla" is hereby substituted

            (c) The term "required to be maintained by the parties hereto" is hereby inserted after the words "policies of insurance" in Section 5.04.

            (d) Notwithstanding anything contained in Paragraph 5.06(c) of the Original Lease to the contrary, in the event of a Major Casualty (hereinafter defined) within the last three (3) years of the Extended Term, Landlord shall have no obligation to repair, replace and/or restore the Leased Premises, unless Tenant, within thirty (30) days of the casualty, agrees in writing to extend the Extended Term so that the same shall expire as of ten (10) years from the completion of the required repairs, replacements and/or restoration to the Leased Premises, in which case Landlord shall be obligated to perform the required repairs, replacements and/or restoration of the Leased Premises. In the event that the parties extend the Extended Term as aforesaid, then all of the terms, covenants and conditions contained in the Original Lease, as amended hereby, shall remain in full force and effect, except that the rent (excluding any Additional Rent) payable for any period of time beyond the original Extended Term Expiration Date shall be at a rate as agreed upon by Landlord and Tenant. In the event that Tenant does not agree to extend the Extended Term as aforesaid, then Landlord agrees that it shall nevertheless notify Tenant within forty-five (45) days of the casualty whether it intends to repair, replace and/or restore the Leased Premises. In the event that Landlord notifies Tenant within such forty-five (45) day period that it does not intend to repair, replace and/or restore the Leased Premises (or in the event that Landlord fails to so notify Tenant within such forty-five (45) day period), then (i) this Lease shall terminate as of the date of the casualty; (ii) all rent shall be adjusted to the date of such casualty and Tenant shall be refunded any amounts paid for periods after the date of such casualty; (iii) Tenant shall pay any unpaid Additional Improvements Financing to Landlord within sixty (60) days of the date of such casualty; and (iv) Tenant shall be afforded a reasonable period of time, commencing as of the date that Landlord notifies Tenant that it will not repair, replace and/or restore the Leased Premises, or in the absence of any such notice, commencing as of forty-five (45) days after the date of the casualty (not to exceed ninety [90] days in the aggregate), in which to remove all of Tenant's Trade Fixtures and Equipment from the Leased Premises and to fully vacate the Leased Premises. For purposes hereof, the term "Major Casualty" shall mean a casualty which renders 50% or more of the Leased Premises unusable for Tenant's intended business use.

            (e) The words "Tenant's Trade Fixtures and Equipment" in Section
5.07 are hereby replaced with the words "all insured items, other than those in the Landlord's interest."

      8.    The following new Section 17.13 is hereby made a part of the Lease:

            Section 17.13. Nothing in this Amendment shall be deemed to apply to work completed for and on behalf of Tenant by Modal, Inc. (the "IT Work") as referenced in Modal's March 20, 2001 proposal (the "MODAL PROPOSAL"). Notwithstanding the foregoing, Landlord hereby grants Tenant the right to cause the IT Work to be performed within the Leased Premises, and, in consideration therefor, Tenant agrees to pay Modal the sum of $12,515 for the IT Work completed as of the date hereof. The IT Work shall be performed in accordance with the provisions of Article 9 of the Original Lease. The IT Work shall be deemed either "Trade Fixtures and Equipment" or "Non-trade Fixtures" within the meaning of Section 9.01 and 9.02 of the Original Lease, respectively, depending on the classification of improvements identified in the IT Work.

      9. It is acknowledged by the parties that the writing titled "Change Order No. 1" dated July 27, 2001 attached hereto and made a part hereof as Exhibit "D" shall be deemed a Change Order in the amount of $93,692.00 within the meaning of Section 3.11 (a) hereof; and, that the work described on Change Order No. 1 shall be deemed "Additional Improvements" within the meaning of
Section 3.11 (a) hereof, notwithstanding the fact that the majority of the work described thereon has already been performed and that the bulk of the expenditures contemplated therein have already been incurred by Landlord.

      10. By joining in this Amendment, Guarantor acknowledges its consent to this Amendment and agrees that the provisions of the Guaranty Agreement attached to the Original Lease shall remain in full force and effect and shall extend to all of the obligations and duties of Tenant set forth in the Original Lease, as amended hereby, throughout the Term and the Extended Term.

      11. Within 60 days of the Turnover Date, Landlord and Tenant shall execute and record in the office of the Recorder of Deeds in and for Westmoreland County, Pennsylvania, a Memorandum of this Amendment, in form and substance reasonably acceptable to the parties, which memorandum shall set forth, inter alia, the Extended Term Commencement Date and the Extended Term Expiration Date.

      12. Except as modified hereby, the Original Lease shall remain in full force and effect and is hereby ratified and affirmed. In the event of a conflict between the terms, covenants and conditions of this Amendment, and the terms, covenants and conditions of this Original Lease, the terms, covenants and conditions of this Amendment shall be controlling.

      13. The terms of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      14. This Amendment, including the Joinder of Guarantor attached hereto and made a part hereof by this reference, may be signed by the parties in two or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same document. Receipt by telecopier of a signed copy of this Amendment and the Joinder of Guarantor shall be deemed receipt of the original document.

      15. In the event that either of the parties exercises its right to terminate this Amendment as it relates to the Building Addition only pursuant to Paragraph 3.10(b) hereof, then the term "Turnover Date" when used herein, where applicable, shall be deemed to mean May 1, 2002.


                          [CONTINUED ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, Landlord and Tenant and Guarantor have executed this First Amendment to Lease as of the day and year first above written.



WITNESS:                            RIDILLA-DELMONT, a Pennsylvania limited
                                   partnership



/s/ James M. Kolh                      By: /s/ P. Richard Ridilla
------------------------------          --------------------------------------
                                       Name:  P. Richard Ridilla,
                                       Title:  General Partner



ATTEST:                             AMI DODUCO, INC.





/s/ Albert Thorp, III                  By: /s/ Gunther Hehn
------------------------------          --------------------------------------
                                       Name:  Gunther Hehn
                                       Title:  VP & Segment Controller